UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

EQT Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

Drop-Down Transaction

On May 22, 2018, EQT Midstream Partners, LP, a Delaware limited partnership (EQM) and a subsidiary of EQT Corporation (EQT), through EQM’s wholly owned subsidiary EQM Gathering Holdings, LLC, a Delaware limited liability company (EQM Gathering and together with EQM, the EQM Parties), completed the previously announced acquisition of all of the outstanding limited liability company interests in each of (i) Rice West Virginia Midstream LLC (Rice West Virginia), (ii) Rice Olympus Midstream LLC (Rice Olympus) and (iii) Strike Force Midstream Holdings LLC (Strike Force Holdings) (such acquisition, the Drop-Down Transaction), pursuant to the terms of the Contribution and Sale Agreement (the Contribution Agreement), dated as of April 25, 2018, by and among the EQM Parties, EQT and Rice Midstream Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of EQT (Rice Midstream and together with EQT, the EQT Parties).

The consideration paid by the EQM Parties to the EQT Parties at the closing of the Drop-Down Transaction consisted of (i) an aggregate of 5,889,282 common units representing limited partner interests in EQM (EQM Common Units), and (ii) aggregate cash consideration of $1.15 billion, subject to customary purchase price adjustments. As a result of the closing, Rice West Virginia, Rice Olympus and Strike Force Holdings are each wholly owned subsidiaries of EQM Gathering. In addition, Strike Force Midstream LLC, a Delaware limited liability company in which Strike Force Holdings owns a 75% limited liability company interest (Strike Force Midstream), is now a wholly owned subsidiary of EQM following EQM Gathering’s acquisition of 25% of the outstanding limited liability company interests in Strike Force Midstream from an affiliate of Gulfport Energy Corporation on May 1, 2018.  Following the separation of EQT’s production and midstream businesses (the Separation), the publicly traded company that will focus on midstream operations (NewCo) will own the EQM Common Units that EQT received in the Drop-Down Transaction.

IDR Transaction

As previously disclosed, on April 25, 2018, EQT, Rice Midstream GP Holdings LP, a Delaware limited partnership and wholly owned subsidiary of EQT (RMGH), and EQT GP Holdings, LP, a Delaware limited partnership and subsidiary of EQT (EQGP), entered into an Incentive Distribution Rights Purchase and Sale Agreement (the RMP IDR Purchase Agreement) pursuant to which, subject to the terms and conditions thereof, EQGP agreed to acquire all of the issued and outstanding incentive distribution rights in Rice Midstream Partners LP from RMGH in exchange for 36,293,766 common units representing limited partner interests in EQGP (EQGP Common Units) (the IDR Transaction).  On May 22, 2018, the parties to the RMP IDR Purchase Agreement completed the IDR Transaction, as a result of which EQT’s percentage ownership of the outstanding EQGP Common Units increased from approximately 90.1% to approximately 91.3%. Following the Separation, NewCo will own the EQGP Common Units currently held by EQT.

The foregoing descriptions of the Contribution Agreement and the RMP IDR Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Contribution Agreement and the RMP IDR Purchase Agreement. A copy of the Contribution Agreement was filed as Exhibit 2.2 to the Form 8-K filed by EQT with the Securities and Exchange Commission (the SEC) on April 26, 2018 and is incorporated herein by reference.  A copy of the RMP IDR Purchase Agreement was filed as Exhibit 2.3 to the Form 8-K filed by EQT with the SEC on April 26, 2018 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: May 22, 2018	By:	/s/ Robert J. McNally
Robert J. McNally
Senior Vice President and Chief Financial Officer

Signature Page to Form 8-K (EQT Corporation)